POWER OF ATTORNEY

Effective  November  12, 2014, the undersigned  constitutes and appoints:

Stephen  M. Lacy

John S. Ziese

Teresa T. Rinker and/or  Tonya S. Cochran

as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned  and in the undersigned's name, place and stead, to sign any and all SEC statements of ownersh ip of securities, including, but not limited  to Forms 3, 4,
5, 130, and Form  IDs as required  under the Securities Exchange Act of 1934, and Form 144 as required  under the Securities Act of 1 933, and to file the same with all exhibits  thereto, and other documents in connection therewith,  with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority  to do and perform each act and thing requisite and necessary  to be clone under sa id Acts to complete and file the said forms, as fully to al l  intents and purposes  as the undersigned  might or cou ld do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents  may lawfully do or cause to be done  by virtue hereof.

       A copy of this power of attorney shall  be f iled with the Securities and Exchange Conunission. The authorization set forth above shall continue  in full force and effect until the undersigned  revokes such authorization by written  instructions to the attorneys-in-fact.

Dated:  November  U,2014

By:  DONALD A. BAER

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[Signature]